Exhibit 99.1

Credo Technology Group Holding Ltd Reports First Quarter of Fiscal Year 2026
Financial Results

San Jose, Calif. (September 3, 2025) - Credo Technology Group Holding Ltd (Credo) (Nasdaq: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved reliability and energy efficiency for the next generation of AI-driven applications, cloud computing and hyperscale networks, today reported financial results for the first quarter of fiscal year 2026, ended August 2, 2025.

First Quarter of Fiscal Year 2026 Financial Highlights

•Revenue of $223.1 million, grew by 274% year over year and 31% quarter over quarter
•GAAP gross margin of 67.4% and non-GAAP gross margin of 67.6%
•GAAP operating expenses of $89.6 million and non-GAAP operating expenses of $54.5 million
•GAAP net income of $63.4 million and non-GAAP net income of $98.3 million
•GAAP diluted net income per share of $0.34 and non-GAAP diluted net income per share of $0.52
•Ending cash and short-term investment balance of $479.6 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “During the first quarter of fiscal 2026, Credo continued a strong growth trajectory. First quarter revenue increased 31% sequentially, and 274% year over year, to $223.1 million. The Company’s growth has been driven by deep, strategic partnerships with hyperscalers and key customers. Given increasing market demand for reliable and power-efficient connectivity solutions, we expect continued revenue growth and diversification in terms of customers, protocols and applications. ”

Second Quarter of Fiscal 2026 Financial Outlook

•Revenue is expected to be between $230.0 million and $240.0 million
•GAAP gross margin is expected to be between 63.5% and 65.5%, and non-GAAP gross margin is expected to be between 64.0% and 66.0%
•GAAP operating expenses are expected to be between $96.0 million and $98.0 million, and non-GAAP operating expenses are expected to be between $56.0 million and $58.0 million

Conference Call

Credo will conduct a conference call on Wednesday, September 3, 2025, at 2:00 p.m. Pacific Time to discuss its financial results for the first quarter of fiscal year 2026, ended August 2, 2025. Interested parties may join the conference call by dialing 800-715-9871 (toll-free) or +1 646-307-1963 (international). The conference ID for the call is 5251802. It is recommended that participants dial in to the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on July 2, 2025, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Credo’s mission is to advance high-speed connectivity solutions that deliver optimized performance, reliability, energy efficiency and security for the next generation of AI-driven applications, cloud computing and hyperscale networks. Optimized for both optical and electrical applications, our solutions support port speeds up to 1.6Tb (or Terabits per second). At the core of our technology is our proprietary Serializer/Deserializer (SerDes) IP. Our diverse solutions portfolio includes system-level products such as Active Electrical Cables (AECs), a range of integrated circuits (ICs), including Retimers, Optical Digital Signal Processors (DSPs), SerDes Chiplets and SerDes IP licensing.

For more information, please visit https://www.credosemi.com.

Credo and the Credo logo are registered trademarks of Credo Technology Group Limited in the United States and other jurisdictions. All other trademarks referenced herein are the property of their respective owners.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	August 2, 2025	May 3, 2025	August 3, 2024
Revenue:
Product sales revenue	$217,059	$165,861	$57,325
IP license revenue	6,015	4,164	2,389
Total revenue	223,074	170,025	59,714
Cost of revenue	72,706	55,837	22,431
Gross profit	150,368	114,188	37,283
Operating expenses:
Research and development	52,448	47,582	30,409
Selling, general and administrative	37,178	31,945	21,325
Impairment charges	—	873	—
Total operating expenses	89,626	80,400	51,734
Operating income (loss)	60,742	33,788	(14,451)
Other income, net	3,946	3,821	5,533
Income (loss) before income taxes	64,688	37,609	(8,918)
Provision for income taxes	1,289	1,021	622
Net income (loss)	$63,399	$36,588	$(9,540)
Net income (loss) per share:
Basic	$0.37	$0.21	$(0.06)
Diluted	$0.34	$0.20	$(0.06)
Weighted-average shares used in computing net income (loss) per share:
Basic	171,927	170,405	165,140
Diluted	184,577	182,119	165,140

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	August 2, 2025	May 3, 2025
Assets
Current assets:
Cash and cash equivalents	$219,636	$236,328
Short-term investments	260,010	195,010
Accounts receivable	181,203	162,144
Inventories	116,677	90,029
Other current assets	26,083	30,023
Total current assets	803,609	713,534
Property and equipment, net	69,444	63,631
Right of use assets	14,816	15,234
Other non-current assets	17,306	16,858
Total assets	$905,175	$809,257
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$54,896	$56,158
Accrued compensation and benefits	13,175	16,097
Other current liabilities	40,316	35,456
Total current liabilities	108,387	107,711
Non-current operating lease liabilities	12,345	12,693
Other non-current liabilities	3,062	7,271
Total liabilities	123,794	127,675
Shareholders' equity:
Ordinary shares	9	8
Additional paid in capital	801,563	765,173
Accumulated other comprehensive loss	(428)	(437)
Accumulated deficit	(19,763)	(83,162)
Total shareholders' equity	781,381	681,582
Total liabilities and shareholders' equity	$905,175	$809,257

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended
	August 2, 2025	May 3, 2025	August 3, 2024
GAAP gross profit	$150,368	$114,188	$37,283
Reconciling item:
Share-based compensation	356	356	281
Total reconciling item	356	356	281
Non-GAAP gross profit (A)	$150,724	$114,544	$37,564

GAAP gross margin	67.4%	67.2%	62.4%
Non-GAAP gross margin	67.6%	67.4%	62.9%

Total GAAP operating expenses	$89,626	$80,400	$51,734
Reconciling item:
Share-based compensation	(35,099)	(27,506)	(16,359)
Impairment charges	—	(873)	—
Total reconciling item	(35,099)	(28,379)	(16,359)
Total Non-GAAP operating expenses (B)	$54,527	$52,021	$35,375

GAAP operating income (loss)	$60,742	$33,788	$(14,451)
Non-GAAP operating income (A-B)	$96,197	$62,523	$2,189

GAAP operating income (loss) margin	27.2%	19.9%	(24.2)%
Non-GAAP operating income margin	43.1%	36.8%	3.7%

GAAP net income (loss)	$63,399	$36,588	$(9,540)
Reconciling items:
Share-based compensation	35,455	27,862	16,640
Impairment charges	—	873	—
Pre-tax total reconciling item	35,455	28,735	16,640
Other income tax effects and adjustments	(573)	(69)	(61)
Non-GAAP net income	$98,281	$65,254	$7,039

GAAP weighted-average shares - basic	171,927	170,405	165,140
GAAP weighted-average shares - diluted	184,577	182,119	165,140
Non-GAAP adjustment	4,289	4,824	15,894
Non-GAAP weighted-average shares - diluted	188,866	186,943	181,034

GAAP diluted net income (loss) per share	$0.34	$0.20	$(0.06)
Non-GAAP diluted net income per share	$0.52	$0.35	$0.04

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ended November 1, 2025
	Low	High

GAAP gross margin	63.5%	65.5%
Reconciling item:
Share-based compensation	0.5%	0.5%
Total reconciling item	0.5%	0.5%
Non-GAAP gross margin	64.0%	66.0%

Total GAAP operating expenses	$96.0	$98.0
Reconciling item:
Share-based compensation	40.0	40.0
Total reconciling item	40.0	40.0
Total Non-GAAP operating expenses	$56.0	$58.0